EXHIBIT 99.1

PEDEVCO Announces Q1 2024 Financial Results and Operations Update

HOUSTON, TX / ACCESSWIRE / May 15, 2024 / PEDEVCO Corp. (NYSE American: PED) ("PEDEVCO" or the "Company"), an energy company engaged in the acquisition and development of strategic, high growth energy projects in the U.S., today announced its financial results for the three months ended March 31, 2024 and provided an operations update.

Key Financial and Operational Highlights Include:

•	Produced an average of 1,478 barrels of oil equivalent per day ("BOEPD") (84% liquids) in the three months ended March 31, 2024 (“Q1 2024”), compared to 1,428 BOEPD produced in Q1 2023.
•	Q1 2024 revenue of $8.12 million, decreasing $48,000 from Q1 2023.
•	Operating income of $0.6 million, decreasing 62% from Q1 2023.
•	Operating expenses (inclusive of general and administrative expenses, depreciation, depletion and amortization expenses and lease operating expenses) of $7.5 million, increasing 15% from Q1 2023.
•	Net income of $0.8 million, or $0.01 per basic and diluted share outstanding, compared to $1.8 million, or $0.02 per basic and diluted share outstanding in Q1 2023.
•	Adjusted EBITDA, a non-GAAP financial measure (discussed in greater detail below), decreased $140 thousand to $4.72 million, compared to $4.86 million in Q1 2023.
•	Cash and cash equivalents (including $2.2 million in restricted cash) of $15.5 million as of March 31, 2024, and zero debt.
•

Participated in seven non-operated wells in the D-J Basin with an ~18% working interest (the “Eider wells”), and six non-operated wells in the D-J Basin with an ~5% working interest (the “Mottled wells”), all of which wells commenced production in Q1 2024 with production projected to increase into Q2 2024 and initial results that are trending above the Company’s forecasts.

•

The Company drilled and completed three horizontal San Andres wells in its core Chaveroo Field in the Permian Basin with its strategic partner Evolution Petroleum Corporation, with first production commencing in Q1 2024.

•	The Company is working with Evolution to plan the next phase of development over the coming months.
•

The Company received approval in early Q1 2024 from the Colorado Energy and Carbon Management Commission (ECMC) of the Company's Roth 2-11 Oil and Gas Development Plan (OGDP), which covers 2,560 acres and up to 11 horizontal Niobrara wells in Weld County, Colorado. The Company is currently working with vendors and partners on scheduling, and planning details of the development.

J. Douglas Schick, President of the Company, stated, "We believe our Q1 2024 results continue to demonstrate the strength of our assets and our ability to develop them effectively and efficiently both as an operator and in partnership with others.  We delivered solid results in the quarter, with our new Permian Basin wells exceeding expectations due to shallower than expected declines, and fourteen non-op wells coming online during the quarter in the D-J Basin.  We expect to deliver even stronger results over Q2 2024 as our new non-op wells in the D-J Basin are expected to continue to increase production into Q2 2024.  We will continue to focus on developing our Permian Basin Asset through our partnership with Evolution and growing operated and non-operated production in our D-J Basin Asset, while continuing to control our lease operating and G&A expenses.”

Financial Summary:

We reported net income for the three-month period ended March 31, 2024 of $0.8 million, or $0.01 per share, compared to net income for the three-month period ended March 31, 2023 of $1.8 million, or $0.02 per share. The decrease in net income of $1.0 million, when comparing the current period to the prior year’s period, was primarily due to a $0.9 million increase in depletion expense, coupled with a nominal increase in lease operating expenses (all of which are discussed in more detail below).

We reported operating expenses in Q1 2024 of $7.5 million, which was approximately $1.0 million higher than we reported in Q1 2023.

Adjusted EBITDA, a non-GAAP financial measure (discussed in greater detail below), decreased 3% to $4.7 million in Q1 2024, compared to $4.9 million in Q1 2023.

Cash and cash equivalents were $15.5 million as of March 31, 2024 (including $2.2 million in restricted cash), compared with $20.7 million as of December 31, 2023 (including $2.2 million in restricted cash), which decrease was due largely to increased capital spending related to our drilling and completion activities.

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Production, Prices and Revenues:

Production for Q1 2024 was 134,450 barrels of oil equivalent ("Boe"), comprised of 100,903 barrels of oil, 131,939 million cubic feet ("Mcf") of natural gas, and 11,557 Boe of natural gas liquids ("NGLs"). Liquids production comprised 84% of total production in the quarter.

Our average realized crude oil sales price in Q1 2024 was $73.87 per barrel, average realized natural gas price was $2.52 per Mcf, and average realized NGL sales price was $28.48 per barrel. Our combined average realized sales price for the quarter was $60.36 per Boe, which was a decrease of 5% compared with $63.52 per Boe in Q1 2023.

Total crude oil, natural gas and NGL revenues for Q1 2024 decreased $48,000, or 1%, to $8.12 million, compared to $8.16 million for the same period a year ago, with no significant change in volume or price when comparing periods.  We note that in the current period, production volumes increased related to our participation in 13 new non-operated wells in the D-J Basin and the drilling and completion of three operated wells with a third-party in the Permian Basin both in the latter part of the current period.  These production volume increases were offset from the initial positive performance from our participation in 14 non-operated wells in the D-J Basin (eight of which began producing in early Q1 2023) followed by flat production declines for these and existing wells in the current period.

Lease Operating Expenses ("LOE"):

Total LOE for Q1 2024 was $2.53 million compared to total LOE for Q1 2023 of $2.47 million.  This nominal increase in lease operating expenses for the three months ended March 2024, compared to the prior period, was due to continued cost reduction measures designed to control costs which have been implemented on our operated properties in our Permian Basin and D-J Basin Assets, such as operation and lift efficiency improvements, combined with the divestiture of higher lifting cost wells associated with our sale of our wholly-owned subsidiary EOR Operating Company in our Permian Basin Asset in late 2023, resulting in a reduction in direct operating expenses, which were offset by a corresponding increase in direct operating expenses from our participation in operated and non-operated wells (noted above) when comparing the current period to the prior period.

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Depreciation, Depletion, Amortization and Accretion ("DD&A"):

DD&A increased from $2.6 million in Q1 2023 to $3.5 million in Q1 2024.  The $0.9 million increase was primarily the result of an increase in capital costs for both our D-J Basin and Permian Basin Assets due to the drilling and completion of wells (noted above) in the current period when compared to the prior period.

General and Administrative Expenses ("G&A"):

There was a nominal increase in G&A expenses (excluding share-based compensation) in Q1 2024 compared to Q1 2023 as the Company continues to strive to contain costs and remain within budget from period to period.

Share-based compensation, which is included in general and administrative expenses in our Statements of Operations, decreased nominally due to the timing of share awards versus the Company’s stock price on the award dates. Share-based compensation is utilized for the purpose of conserving cash resources for use in field development activities and operations.

Interest Income and Other Income:

We earned $149,000 in interest from our interest-bearing cash accounts, for which interest rates have increased in the current period, and interest on our note receivable.  Other income in the prior period is primarily related to the sale of used pipe, offset by a vendor dispute settlement in the prior period.

Working Capital and Liquidity:

At March 31, 2024, our total current assets of $20.3 million exceeded our total current liabilities of $15.5 million, resulting in a working capital surplus of $4.8 million, while at December 31, 2023, our total current assets of $24.6 million exceeded our total current liabilities of $18.9 million, resulting in a working capital surplus of $5.7 million. The $0.9 million decrease in our working capital surplus is primarily related to cash used to fund our current capital drilling program (described above).

Operations Update:

As previously announced, in September 2023 the Company and Evolution Petroleum Corporation entered into a Participation Agreement to jointly develop the Company's Chaveroo oilfield in the Northwest Shelf of southeastern New Mexico, a conventional oil-bearing San Andres field in the Permian Basin located in Chaves and Roosevelt Counties. The agreement covers approximately 16,000 gross acres with average working interest ("WI") and net revenue interest ("NRI") of 100% and 82%, respectively. Evolution has farmed-in for a 50% WI in the first two development blocks, one of which contains the first three wells, and will farm-in for an average 50% WI in all future horizontal drilling locations on a block-by-block basis in which it elects to participate, with PEDEVCO remaining the operator with a working interest equal to Evolution in all wells that we jointly develop.

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The Company drilled the initial three horizontal San Andres wells with its strategic partner Evolution in Q4 2023, and completed the wells in January 2024, with first production commencing the last week of January 2024 on one well and early February 2024 for the other two wells.  All three wells peaked at between approximately 300 to 375 gross BOEPD per well (~80% oil) in late February.  The Company is pleased with the early production results, with the wells currently performing in line with expectations, but with shallower, better-than-expected declines.  The Company is currently working with Evolution to plan the next phase of development over the coming months.

The Company participated in seven non-operated wells in the D-J Basin with an ~18% working interest (the “Eider wells”), and six non-operated wells in the D-J Basin with an ~5% working interest (the “Mottled wells”).  These wells have now been completed and commenced production in Q1 2024, with positive initial results that are trending above the Company’s forecasts. The Eider and Mottled wells are expected to continue to increase production volumes into Q2 2024 as these wells can take up to 4 months to hit peak production volumes.

Additionally in the D-J Basin, as previously announced, the Company received approval in early Q1 2024 from the Colorado Energy and Carbon Management Commission (ECMC) of the Company's Roth 2-11 Oil and Gas Development Plan (OGDP), which covers 2,560 acres and up to 11 horizontal Niobrara wells in Weld County, Colorado. The company is currently working with consultants, vendors and partners on timing and scheduling of the project.

More information regarding our operating results for the three months ended March 31, 2024, including our full financial statements and footnotes, can be found in our Quarterly Report on Form 10-Q which was filed earlier today with the Securities and Exchange Commission and is available at www.sec.gov.

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About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company's principal assets are its Permian Basin Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado, and Laramie County, Wyoming. PEDEVCO is headquartered in Houston, Texas.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA which are presented as supplemental measures of the Company's performance. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, less share-based compensation and gain (loss) on disposal of fixed assets. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use EBITDA and Adjusted EBITDA as supplements to GAAP measures of performance to provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:  EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. For example, although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than PEDEVCO Corp. does, limiting its usefulness as a comparative measure. You should not consider EBITDA and Adjusted EBITDA in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income (Loss) attributable to PEDEVCO Corp., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA", included at the end of this release.

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Cautionary Statement Regarding Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of PEDEVCO's future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. The forward-looking statements include projections and estimates of the Company's corporate strategies, future operations, development plans and programs, including the costs thereof, drilling locations, estimated oil, natural gas and natural gas liquids production, price realizations, projected operating, general and administrative and other costs, projected capital expenditures, efficiency and cost reduction initiative outcomes, statements regarding future production, costs and cash flows, liquidity and our capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, risks of our operations not being profitable or generating sufficient cash flow to meet our obligations; risks relating to the future price of oil, natural gas and NGLs; risks related to the status and availability of oil and natural gas gathering, transportation, and storage facilities; risks related to changes in the legal and regulatory environment governing the oil and gas industry, and new or amended environmental legislation and regulatory initiatives; risks relating to crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changing economic, regulatory and political environments in the markets in which the Company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine and the global response to such conflict; actions of competitors or regulators; the potential disruption or interruption of the Company’s operations due to war, accidents, political events, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; risks related to the need for additional capital to complete future acquisitions, conduct our operations, and fund our business on favorable terms, if at all, the availability of such funding and the costs thereof; risks related to the limited control over activities on properties we do not operate and the speculative nature of oil and gas operations in general; risks associated with the uncertainty of drilling, completion and enhanced recovery operations; risks associated with illiquidity and volatility of our common stock, dependence upon present management, the fact that Dr. Simon G. Kukes, our CEO and member of the Board, beneficially owns a majority of our common stock, and our ability to maintain the listing of our common stock on the NYSE American; pandemics, governmental responses thereto, economic downturns and possible recessions caused thereby; inflationary risks and recent increased interest rates, and the risks of recessions and economic downturns caused thereby or by efforts to reduce inflation; risks related to military conflicts in oil producing countries; changes in economic conditions; limitations in the availability of, and costs of, supplies, materials, contractors and services that may delay the drilling or completion of wells or make such wells more expensive; the amount and timing of future development costs; the availability and demand for alternative energy sources; regulatory changes, including those related to carbon dioxide and greenhouse gas emissions; and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, many of which are beyond our control, including, but not limited to, in the "Risk Factors" and “Cautionary Note Regarding Forward-Looking Statements” sections of its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the U.S. Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO's future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. PEDEVCO cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The internal projections, expectations, or beliefs underlying our 2024 capital budget are subject to change in light of numerous factors, including, but not limited to, the prevailing prices of oil and gas, actions taken by businesses and governments, ongoing results, prevailing economic circumstances, commodity prices, and industry conditions and regulations.

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PEDEVCO CORP.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	March 31, 2024	December 31,
	(Unaudited)	2023
Assets
Current assets:
Cash and cash equivalents	$13,294	$18,515
Accounts receivable – oil and gas	6,735	5,790
Note receivable, current	106	42
Prepaid expenses and other current assets	196	260
Total current assets	20,331	24,607

Oil and gas properties:
Oil and gas properties, subject to amortization, net	87,538	79,186
Oil and gas properties, not subject to amortization, net	6,584	12,407
Total oil and gas properties, net	94,122	91,593

Note receivable	1,062	1,099
Operating lease – right-of-use asset	293	316
Other assets	2,487	2,443
Total assets	$118,295	$120,058

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,064	$6,580
Accrued expenses	1,280	8,712
Revenue payable	1,918	3,371
Operating lease liabilities – current	91	89
Asset retirement obligations – current	185	147
Total current liabilities	15,538	18,899

Long-term liabilities:
Operating lease liabilities, net of current portion	204	227
Asset retirement obligations, net of current portion	2,539	2,166
Total liabilities	18,281	21,292

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.001 par value, 200,000,000 shares authorized; 89,355,267 and 87,250,267 shares issued and outstanding, respectively	89	87
Additional paid-in capital	225,629	225,156
Accumulated deficit	(125,704)	(126,477)
Total shareholders’ equity	100,014	98,766
Total liabilities and shareholders’ equity	$118,295	$120,058

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PEDEVCO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Oil and gas sales	$8,116	$8,164

Operating expenses:
Lease operating costs	2,531	2,466
Selling, general and administrative expense	1,495	1,488
Depreciation, depletion, amortization and accretion	3,485	2,581
Total operating expenses	7,511	6,535

Gain on disposal of fixed asset	12	-

Operating income	617	1,629

Other income:
Interest income	149	98
Other income	7	35
Total other income	156	133

Net income	$773	$1,762

Earnings per common share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted average number of common shares outstanding:
Basic	88,753,838	86,720,823
Diluted	88,753,838	86,720,823

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PEDEVCO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows From Operating Activities:
Net income	$773	$1,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	3,485	2,581
Amortization of right-of-use asset	28	26
Share-based compensation expense	475	518
Gain on disposal of fixed asset	(12)	-
Changes in operating assets and liabilities:
Accounts receivable – oil and gas	(945)	(3,358)
Note receivable accrued interest	(27)	-
Prepaid expenses and other current assets	64	100
Accounts payable	(62)	35
Accrued expenses	(6,621)	136
Revenue payable	(1,453)	(18)
Net cash (used in) provided by operating activities	(4,295)	1,782

Cash Flows From Investing Activities:
Cash paid for drilling and completion costs	(883)	(17,032)
Cash received for sale of vehicle	12	-
Cash paid for vehicle	(55)	(41)
Net cash used in investing activities	(926)	(17,073)

Net decrease in cash, cash equivalents and restricted cash	(5,221)	(15,291)
Cash, cash equivalents and restricted cash at beginning of period	20,715	32,977
Cash, cash equivalents and restricted cash at end of period	$15,494	$17,686

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

Noncash investing and financing activities:
Change in accrued oil and gas development costs	$(4,709)	$10,534
Changes in estimates of asset retirement costs, net	$102	$6
Issuance of restricted common stock	$2	$1

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Reconciliation of Net Income (Loss) attributable to PEDEVCO Corp., to Earnings before Interest,

Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA* (in thousands)

	Three Months Ended March 31,
	2024	2023
Net income	$773	$1,762
Add (deduct)
Depreciation, depletion, amortization and accretion	3,485	2,581
EBITDA	4,258	4,343
Add (deduct)
Share-based compensation	475	518
Gain on disposal of fixed asset	(12)	-
Adjusted EBITDA	$4,721	$4,861

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also "Use of Non-GAAP Financial Information", above.

CONTACT:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com

SOURCE: PEDEVCO Corp.

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